Exhibit 10.7

EXECUTION VERSION

GUARANTY

GUARANTY (this “Guaranty”), dated as of October 9, 2007, by each of the Persons listed on Schedule I hereto (each such Person, individually, a “Facility Guarantor” and, collectively, the “Facility Guarantors”) in favor of (a) JPMorgan Chase Bank, N.A., a national banking association, as administrative agent (in such capacity, the “Administrative Agent”) for its own benefit and the benefit of the other Credit Parties (as defined in the Credit Agreement referred to below), (b) JPMorgan Chase Bank, N.A., a national banking association, as collateral agent (in such capacity, the “Collateral Agent”, and together with the Administrative Agent, collectively, the “Agents” and individually, each an “Agent”) for its own benefit and the benefit of the other Secured Parties, and (c) the Secured Parties.

W I T N E S S E T H

WHEREAS, reference is made to that certain Credit Agreement, dated as of October 9, 2007 (as amended, modified, supplemented or restated and in effect from time to time, the “Credit Agreement”), by and among, among others, (i) VH MergerSub, Inc. (“Merger Sub” and, prior to the Merger (as defined below), the “Borrower”), to be merged (the “Merger”) with and into Guitar Center, Inc. (“Guitar Center” and, after the Merger, the “Borrower”), (ii) the Facility Guarantors, as Loan Parties, (iii) the Administrative Agent, (iv) the Collateral Agent,  and (vi) the Lenders party thereto (collectively, the “Lenders”). Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Lenders have agreed to make Term Loans to the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.

WHEREAS, each Facility Guarantor hereby acknowledges that it is an integral part of a consolidated enterprise and that it will derive substantial direct and indirect benefits from the availability of the credit facility provided for in the Credit Agreement, from the making of the Term Loans by the Lenders.

WHEREAS, the obligations of the Lenders to make Term Loans is conditioned upon, among other things, the execution and delivery by the Facility Guarantors of a Guaranty in the form hereof.  As consideration therefor, and in order to induce the Lenders to make Term Loans, the Facility Guarantors are willing to execute this Guaranty.

Accordingly, the parties hereto agree as follows:

Section 1.               Guaranty.  Each Facility Guarantor irrevocably and unconditionally guarantees, jointly with the other Facility Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment when due (whether at the stated maturity, by required prepayment, by acceleration or otherwise) of, and the performance by the Borrower of, all Obligations (collectively, the “Guaranteed Obligations”), including all such Guaranteed Obligations which would otherwise become due but for the operation of the Bankruptcy Code.  Each Facility Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon this Guaranty notwithstanding any extension or renewal of any Guaranteed Obligation.

Section 2.               Guaranteed Obligations Not Affected.  To the fullest extent permitted by Applicable Law, each Facility Guarantor waives presentment to, demand of payment from, and protest to, any Loan Party of any of the Guaranteed Obligations, and also waives notice of acceptance of this Guaranty, notice of protest for nonpayment and all other notices of any kind.  To the fullest extent permitted by Applicable Law, the obligations of each Facility Guarantor hereunder shall not be affected by (a) the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce or exercise any right or remedy against any Loan Party under the provisions of the Credit Agreement, any other Loan Document or otherwise or against any other party with respect to any of the Guaranteed Obligations, (b) any rescission, waiver, amendment or modification of, or any release from, any of the terms or provisions of this Guaranty, any other Loan Document or any other agreement, with respect to any Loan Party or with respect to the Guaranteed Obligations, (c) the failure to perfect any security interest in, or the release of, any of the Collateral held by or on behalf of the Collateral Agent or any other Secured Party, or (d) the lack of legal existence of any Loan Party or legal obligation to discharge any of the Guaranteed Obligations by any Loan Party for any reason whatsoever, including, without limitation, in any insolvency, bankruptcy or reorganization of any Loan Party.

Section 3.               Security.  Each Facility Guarantor hereby acknowledges and agrees that the Collateral Agent and each of the other Secured Parties may (a) take and hold security for the payment of this Guaranty and the Guaranteed Obligations and exchange, enforce, waive and release any such security, (b) apply such security and direct the order or manner of sale thereof as they in their sole discretion may determine, and (c) release or substitute any one or more endorsees, the Borrower, other Facility Guarantors or other obligors, in each case without affecting or impairing in any way the liability of any Facility Guarantor hereunder.

Section 4.               Guaranty of Payment.  Each of the Facility Guarantors further agrees that this Guaranty constitutes a guarantee of payment and performance when due of all Guaranteed Obligations and not of collection and, to the extent permitted by Applicable Law, waives any right to require that any resort be had by the Collateral Agent or any other Secured Party to any of the Collateral or other security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of any Agent or any other Secured Party in favor of any Loan Party or any other Person or to any other guarantor of all or part of the Guaranteed Obligations.  Any payment required to be made by the Facility Guarantors hereunder may be required by any Agent or any other Secured Party on any number of occasions and shall be payable to the Administrative Agent, for the benefit of the Agents and the other Secured Parties, in the manner provided in the Credit Agreement.

Section 5.               Indemnification.  Without limiting any of their indemnification obligations under the Credit Agreement or the other Loan Documents, and without duplication of any fees, expenses or indemnification under the Credit Agreement or the other Loan Documents, each Facility Guarantor, jointly and severally, shall indemnify each Agent and each Secured Party and each of their respective Subsidiaries and Affiliates, and each of the respective directors, officers, employees, agents, and controlling persons of any of the foregoing Persons (each such Person being called an “Indemnitee”), against, and hold each Indemnitee harmless from, any and all damages, actual out-of-pocket losses, claims, actions, causes of action, settlement payments, obligations, liabilities and related expenses, including the reasonable fees, charges and disbursements of one counsel for the Agents and one counsel for all the Indemnitees (plus, in each case, one local counsel in any other jurisdiction to the extent reasonably necessary) (provided that in the case of a conflict of interest the affected Indemnitee may engage and shall be reimbursed for one additional counsel, plus one local counsel in any other jurisdiction to the extent reasonably necessary), incurred, suffered, sustained or required to be paid by, or asserted against, any Indemnitee arising out of, in any way connected with, or as a result of, (i) the execution or delivery of this Guaranty, the Credit Agreement or any other Loan Document or any other agreement or instrument contemplated hereby, the performance by the Facility Guarantors of their respective obligations thereunder, or the consummation of the transactions contemplated by the Credit Agreement and the other Loan Documents or any other transactions contemplated hereby or thereby, or (ii) any actual or prospective claim, litigation, investigation or proceeding relating to or arising from any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto or whether such claim, litigation, investigation or proceeding is brought by a third party or any Loan Party or any Affiliate thereof; provided, however, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction or another independent tribunal having jurisdiction to have resulted from (i) the gross negligence, bad faith, fraud or willful misconduct of such Indemnitee (or any of its Affiliates or Related Parties), (ii) such Indemnitee’s (or any of its Affiliates’ or Related Parties’) material breach of its obligations under this Guaranty or any other Loan Document or (iii) any dispute solely among the Indemnitees other than claims against the Administrative Agent in its capacity or in fulfilling its role as an agent or arranger or any other similar role under this Guaranty or any other Loan Document and any claims arising out of any act or omission by the Borrower or any of its Affiliates.  Notwithstanding anything to the contrary contained herein, the Loan Parties shall have no obligation to reimburse any Indemnitee for fees and expenses unless such Indemnitee provides the Loan Parties with an executed undertaking in which such Indemnitee agrees to refund and return any and all amounts paid by the Loan Parties to such Indemnitee to the extent any of the foregoing items described in clauses (i) through (iii) occurs.

Section 6.               No Discharge or Diminishment of Guaranty.  The obligations of each Facility Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than the payment in full in cash of the Guaranteed Obligations (other than contingent indemnity obligations with respect to then unasserted claims) subject, in all events, to Section 11 hereof), including any claim of waiver, release, surrender, alteration or compromise of any of the Guaranteed Obligations, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise.  Without limiting the generality of the foregoing, the Guaranteed Obligations of each Facility Guarantor hereunder shall not be discharged or impaired or otherwise affected by the failure of any Agent or any other Secured Party to assert any claim or demand or to enforce any remedy under this Guaranty, the Credit Agreement, any other Loan Document or any other agreement, by any waiver or modification of any provision of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or omission that may or might in any manner or to any extent vary the risk of any Facility Guarantor or that would otherwise operate as a discharge of any Facility Guarantor as a matter of law or equity (other than the payment in full in cash of all of the Guaranteed Obligations (other than contingent indemnity obligations with respect to then unasserted claims) subject, in all events, to Section 11 hereof).

Section 7.               Defenses of Loan Parties Waived.  To the fullest extent permitted by Applicable Law, each of the Facility Guarantors waives any defense based on or arising out of any defense of any Loan Party or the unenforceability of the Guaranteed Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Loan Party, other than the payment in full in cash of the Guaranteed Obligations (other than contingent indemnity obligations with respect to then unasserted claims) subject, in all events, to Section 11 hereof.  Each Facility Guarantor hereby acknowledges that the Agents and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or non-judicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Guaranteed Obligations, make any other accommodation with any Loan Party, or exercise any other right or remedy available to them against any Loan Party, without affecting or impairing in any way the liability of any Facility Guarantor hereunder except to the extent that the Guaranteed Obligations have been paid in full in cash (other than contingent indemnity obligations with respect to then unasserted claims) subject, in all events, to Section 11 hereof).  Pursuant to, and to the extent permitted by, Applicable Law, each of the Facility Guarantors waives any defense arising out of any such election and waives any benefit of and right to participate in any such foreclosure action, even though such election operates, pursuant to Applicable Law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Facility Guarantor against any Loan Party, as the case may be, or any security.  Each Facility Guarantor agrees that it shall not assert any claim in competition with any Agent or any other Secured Party in respect of any payment made hereunder in any bankruptcy, insolvency, reorganization, or any other proceeding.

Section 8.               Agreement to Pay; Subordination.  In furtherance of the foregoing and not in limitation of any other right that the Agents or any other Secured Party has at law or in equity against any Facility Guarantor by virtue hereof, upon the failure of any Loan Party to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Facility Guarantors hereby promises to and will forthwith pay, or cause to be paid, to the Agents or such other Secured Party as designated thereby in cash the amount of such unpaid Guaranteed Obligations.  Upon payment by any Facility Guarantor of any sums to any Agent or any other Secured Party as provided above, all rights of such Facility Guarantor against any Loan Party arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subordinate and junior in right of payment to the prior payment in full in cash of all the Guaranteed Obligations (other than contingent indemnity obligations with respect to then unasserted claims).  In addition, any indebtedness of the Borrower or any other Loan Party now or hereafter held by any Facility Guarantor is hereby subordinated in right of payment to the prior payment in full of all of the Guaranteed Obligations (other than contingent indemnity obligations with respect to then unasserted claims).  If any amount shall erroneously be paid to any Facility Guarantor on account of such subrogation, contribution, reimbursement, indemnity or similar right, such amount shall be held in trust for the benefit of the Secured Parties and shall forthwith be paid to the Administrative Agent to be credited against the payment of the Guaranteed Obligations in accordance with the terms of the Credit Agreement.

Section 9.               Limitation on Guaranty of Guaranteed Obligations.  In any action or proceeding with respect to any Facility Guarantor involving any state corporate law, the Bankruptcy Code or any other state or federal bankruptcy, insolvency, reorganization or other law affecting the rights of creditors generally, if the obligations of such Facility Guarantor under Section 1 hereof would otherwise be held or determined to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under said Section 1, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by such Facility Guarantor, any Secured Party, any

Agent or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable and not subordinated to the claims of other creditors as determined in such action or proceeding.

Section 10.             Information.  Each of the Facility Guarantors assumes all responsibility for being and keeping itself informed of each Loan Party’s financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations and the nature, scope and extent of the risks that such Facility Guarantor assumes and incurs hereunder, and agrees that none of the Agents or the other Secured Parties will have any duty to advise any of the Facility Guarantors of information known to it or any of them regarding such circumstances or risks.

Section 11.             Termination.  This Guaranty (a) shall terminate (except for provisions of this Guaranty which survive termination pursuant to the terms hereof) when (i) the Commitments have expired or been terminated and (ii) all of the Guaranteed Obligations (other than contingent indemnity obligations with respect to then unasserted claims) have been paid in full in cash, at which time the Agents shall execute and deliver to the Facility Guarantors, at the Facility Guarantors’ expense, all releases and similar documents that the Facility Guarantors shall reasonably request to evidence such release; provided, however, that in connection with the termination of this Guaranty, the Agents may require such indemnities as it shall reasonably deem necessary or appropriate to protect the Credit Parties against (x) loss on account of credits previously applied to the Guaranteed Obligations that may subsequently be reversed or revoked, and (y) any obligations that may thereafter arise with respect to the Other Liabilities, and provided further that this Guaranty shall be reinstated if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Credit Party upon the bankruptcy or reorganization of any Facility Guarantor or any other Loan Party.  Any execution and delivery of releases or other documents pursuant to this Section 11 shall be without recourse to, or warranty by, the Agents or any other Credit Party.

Section 12.             Costs of Enforcement.  Without limiting any of their obligations under the Credit Agreement or the other Loan Documents, and without duplication of any fees or expenses provided for under the Credit Agreement and the other Loan Documents, the Facility Guarantors, jointly and severally, agree to pay all Credit Party Expenses (on demand on the Closing Date and, thereafter, within thirty (30) days after receipt of a written invoice therefor setting forth such expenses in reasonable detail), in connection with (i) the administration, negotiation, documentation or amendment of this Guaranty, and (ii) any Agent’s or any other Secured Party’s efforts to collect and/or to enforce any of the Guaranteed Obligations of the Facility Guarantors hereunder and/or to enforce any of the rights, remedies, or powers of any Agent or any other Secured Party against or in respect of the Facility Guarantors (whether or not suit is instituted by or against any Agent or any other Secured Party); provided that in the event a Facility Guarantor has a bona fide dispute with any such expenses, payment of such disputed amounts shall not be required until the earlier of the date such dispute is resolved to the reasonable satisfaction of the Facility Guarantor or thirty (30) days after receipt of any such invoice (and any such disputed amount which is so paid shall be subject to a reservation of the Facility Guarantor’s rights with respect thereto).

Section 13.             Binding Effect; Several Agreement; Assignments.  Whenever in this Guaranty any of the parties hereto is referred to, such reference shall be deemed to include the successors and permitted assigns of such party, and all covenants, promises and agreements by or on behalf of the Facility Guarantors that are contained in this Guaranty shall bind and inure to the benefit of each of the Facility Guarantors and its respective successors and permitted assigns.  This Guaranty shall be binding upon each of the Facility Guarantors and their respective successors and permitted assigns, and shall inure to the benefit of the Agents and the other Secured Parties, and their respective successors and permitted assigns, except that no Facility Guarantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein (and any such attempted assignment or transfer shall be void).  This Guaranty shall be construed as a separate agreement with respect to each Facility Guarantor and may be amended, modified, supplemented, waived or released with respect to any Facility Guarantor without the approval of any other Facility Guarantor and without affecting the obligations of any other Facility Guarantor hereunder.

Section 14.             Waivers; Amendment.

(a)           No failure or delay of the Administrative Agent or any Secured Party in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance  of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent and of the other Secured Parties hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this of this Guaranty or any other Loan Document or consent to any departure by any Facility Guarantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice to or demand on any Facility Guarantor shall entitle any Facility Guarantor or any other Loan Party to any other or further notice or demand in the same, similar or other circumstances.

(b)           Neither this Guaranty nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Agents and the Facility Guarantor or Facility Guarantors with respect to whom such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 9.02 of the Credit Agreement.

Section 15.             Copies and Facsimiles.  This instrument and all documents which have been or may be hereinafter furnished by the Facility Guarantors to any of the Agents may be reproduced by the Agents by any photographic, microfilm, xerographic, digital imaging, or other process. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). Any facsimile which bears proof of transmission shall be binding on the party which or on whose behalf such transmission was initiated and likewise so admissible in evidence as if the original of such facsimile had been delivered to the party which or on whose behalf such transmission was received.

Section 16.             Governing Law.  THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 17.             Notices.  All communications and notices hereunder shall be given as provided in Section 9.01 of the Credit Agreement, provided that, communications and notices to the Facility Guarantors may be delivered to the Borrower on behalf of each of the Facility Guarantors.

Section 18.             Survival of Agreement; Severability.

(a)           All covenants, agreements, indemnities, representations and warranties made by the Facility Guarantors herein and in the certificates or other instruments delivered in connection with or pursuant to this Guaranty, the Credit Agreement or any other Loan Document shall be considered to have been relied upon by the Agents and the other Secured Parties and shall survive the execution and delivery of this Guaranty, the Credit Agreement and the other Loan Documents and the making of any Term Loans by the Lenders, regardless of any investigation made by any Agent or any other Secured Party or on their behalf and notwithstanding that the Administrative Agent or other Secured Party may have had notice or knowledge of any Default or Event of Default or incorrect representation or warranty at the time any credit is extended, and shall continue in full force and effect until (i) the Commitments shall have expired or been terminated and (ii) the principal of and interest on each Term Loan and all fees and other Guaranteed Obligations (other than contingent indemnification obligations as to which no claims have been asserted) shall have been paid in full, and, thereafter, shall continue to the extent this Guaranty is reinstated pursuant to Section 11 hereof.  The provisions of Section 5 and Section 12 hereof shall survive and remain in full force and effect regardless of the repayment of the Guaranteed Obligations or the termination of this Guaranty or any provision hereof.

(b)           Any provision of this Guaranty held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 19.             Counterparts.  This Guaranty may be executed in counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute a single contract.  Delivery of an executed counterpart of a signature page to this Guaranty by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Guaranty.

Section 20.             Rules of Interpretation.  The rules of interpretation specified in Sections 1.02 through 1.07 of the Credit Agreement shall be applicable to this Guaranty.

Section 21.             Jurisdiction; Consent to Service of Process.

(a)           Each of the Facility Guarantors agrees that any suit for the enforcement of this Guaranty or any other Loan Document may be brought in the courts of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Agents may elect in their sole discretion, and consents to the non-exclusive jurisdiction of such courts.  Each party to this Guaranty hereby waives any objection which it may now or hereafter have to the venue of any such suit or any such court or that such suit is brought in an inconvenient forum and agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Guaranty shall affect any right that the Agents or any other Secured Party may otherwise have to bring any action or proceeding relating to this Guaranty against a Facility Guarantor or its properties in the courts of any jurisdiction.

(b)           Each of the Facility Guarantors agrees that any action commenced by any Facility Guarantor asserting any claim or counterclaim arising under or in connection with this Guaranty or any other Loan Document shall be brought solely in a court of the State of New York sitting in the Borough of Manhattan or any federal court sitting therein, as the Agents may elect in their sole discretion, and consents to the exclusive jurisdiction of such courts with respect to any such action.

(c)           Each party to this Guaranty irrevocably consents to service of process in the manner provided for notices in Section 17.  Nothing in this Guaranty or any other Loan Document will affect the right of any party to this Guaranty to serve process in any other manner permitted by law.

Section 22.             Waiver of Jury Trial.  EACH FACILITY GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND WAIVES THE RIGHT TO ASSERT ANY SETOFF, COUNTERCLAIM OR CROSS-CLAIM IN RESPECT OF, AND ALL STATUTES OF LIMITATIONS WHICH MAY BE RELEVANT TO, SUCH ACTION OR PROCEEDING; AND WAIVES DUE DILIGENCE, DEMAND, PRESENTMENT AND PROTEST AND ANY NOTICES THEREOF AS WELL AS NOTICE OF NONPAYMENT.  EACH FACILITY GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 22.

Section 23.             Right of Setoff.  If any Specified Default shall have occurred and be continuing, each Secured Party, each Participant, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to setoff and apply any and all deposits (general or special, time or demand, provisional or final, but excluding any payroll, trust and tax withholding accounts) at any time held and other obligations at any time owing by such Secured Party, Participant or Affiliate to or for the credit or the account of any Facility Guarantor against any and all of the Obligations of such Facility Guarantor now or hereafter existing under this Guaranty or other Loan Document to the extent such are then due and owing, although such Obligations may be otherwise fully secured; provided that such Secured Party shall provide the applicable Facility Guarantor with written notice promptly after its exercise of such right of setoff.  The rights of each Secured Party under this Section 23 are in addition to other rights and remedies (including other rights of setoff) that such Secured Party,

Participant or Affiliate may have.  No Secured Party will, or will permit its Participant to, exercise its rights under this Section 23 without the consent of the Administrative Agent or the Required Lenders.  ANY AND ALL RIGHTS TO REQUIRE THE COLLATERAL AGENT TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES ANY OF THE OBLIGATIONS PRIOR TO THE EXERCISE BY ANY SECURED PARTY, PARTICIPANT OR AFFILIATE OF ITS RIGHT OF SETOFF UNDER THIS SECTION ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Facility Guarantors have duly executed this Guaranty as of the day and year first above written.

GUITAR CENTER HOLDINGS, INC.

By:	/s/ John Tudor
Name: John Tudor
Title: Vice President

GUITAR CENTER STORES, INC., as Facility Guarantor

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

MUSICIAN’S FRIEND, INC., as Facility Guarantor

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive Vice President, General Counsel and Secretary

GUITAR CENTER GIFT CARD COMPANY, LLC

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive Vice President, General Counsel and Secretary

HARMONY CENTRAL GROUP, LLC

By:	/s/ Leland Smith
Name: Leland Smith
Title: Executive VP of Corporate Development, General Counsel and Secretary

[Signature page — Term Loan Guaranty Agreement]

SCHEDULE I

Facility Guarantors

Guitar Center Holdings, Inc.

Guitar Center Stores, Inc.

Musician’s Friend, Inc.

Guitar Center Gift Card Company, LLC

Harmony Central Group, LLC